FORM 8K	File:20041217-FY05Q3

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : December 17, 2004

RICHARDSON ELECTRONICS, LTD.
(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois		60147-0393
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

For Immediate Release

For Details, Please Contact:
Mark Binder	Dario Sacomani
Director Business Development Richardson Electronics, Ltd.	Senior Vice President and Chief Financial Officer Richardson Electronics, Ltd.
Phone: (630)208-2891 E-mail: mbinder@rell.com
Richardson Electronics, Ltd. Acquires Assets From Evergreen Trading Co., Ltd.

LaFox, IL USA, December 17, 2004:   Richardson Electronics (Nasdaq: RELL), a global provider of engineered solutions serving the Industrial Power Markets, today announced the acquisition of assets from Evergreen Trading Co. Ltd, a leading distributor of power components in China.

"Evergreen has been able to realize exponential growth in the Chinese power conversion market through their long standing relationships with customers in the UPS and industrial markets", stated Murray Kennedy, Executive Vice-President and General Manager of Richardson's Industrial Power Group. "Like Richardson, Evergreen goes to market through an engineered solutions approach by offering technical services and design assistance. By expanding the number of products that Evergreen will be able to offer their customers, we are expecting growth to accelerate for our Industrial Power Conversion products."

Laurence Luoyunqiang, General Manager of Evergreen added, "We are pleased to be a part of the Richardson family. With Richardson's product strength and financial backing we expect strong growth into the future." Additional efficiencies in sales efforts, purchasing power, marketing expenses and freight are also anticipated.

This release includes certain "forward-looking" statements as defined by the SEC. Statements in this press release regarding the Company's business which are not historical facts represent "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's annual report on form 10-K. The Company assumes no responsibility to update the forward-looking statements in this release as a result of new information, future events, or otherwise.

About Evergreen Trading Co., Ltd.

Evergreen has focused its sales efforts on providing power components and devices to 1000+ small to medium sized customers. Primary markets are inverters, UPS, Welding, and the Chinese government. For more information on Evergreen Trading Co., Ltd. please visit: http://www.evergreen-chn.com.

About Richardson Electronics' Industrial Power Group

The Industrial Power Group (IPG) is dedicated to providing engineered solutions for customers ranging across a wide spectrum of today's top markets, including semiconductor wafer fabrication equipment, industrial heating, power supply, medical and automotive industries. Richardson engineers design solutions for applications such as plasma generation, dielectric & induction heating, laser, welding, power supplies, and MRI.

About Richardson Electronics

Richardson Electronics, Ltd. is a global provider of “engineered solutions,” serving the RF and wireless communications, industrial power conversion, security and display systems markets. The Company delivers engineered solutions for its customers’ needs through product manufacturing, systems integration, prototype design and manufacture, testing and logistics. Press announcements and other information about Richardson are available on the World Wide Web at http://www.rell.com/investor.asp.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.
Date: December 17, 2004	By: /s/ DARIO SACOMANI
Name: Dario Sacromani Title: Senior Vice President and Chief Financial Officer